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                                                                    Exhibit 23.9

[SG LOGO APPEARS HERE]


                  CONSENT OF SG COWEN SECURITIES CORPORATION


            March 13, 2000

            Board of Directors
            Ontogeny, Inc.
SG Cowen    45 Moulton Street
            Cambridge, MA 02138-1118


            We hereby consent to the inclusion of our opinion, dated
            February 14, 2000, in the joint proxy statement-prospectus of Curis, Inc., which is a part of this Registration Statement on Form S-4,
            File No. 333-   . In executing this consent, we do not admit or
            acknowledge that SG Cowen Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


            SG COWEN SECURITIES CORPORATION

            By: /s/ Joseph A. Augustine
                -----------------------
                Joseph A. Augustine
                Managing Director


SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY 10020
tel 212 278 6000